Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Marex Group plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, nominal value $0.001551 per share, issuable upon the exercise of options outstanding under the 2007 Employee Share Purchase Plan (the “2007 ESPP”)	457(h)	315,092	(2)	—	(3)	—	—	—

Equity	Ordinary Shares, nominal value $0.001551 per share, reserved for issuance pursuant to awards under the Global Omnibus Plan	457(h)	7,224,517	(4)	$19.00	(5)	$137,265,823	$147.60 per $1,000,000	$20,260.44

Equity	Ordinary Shares, nominal value $0.001551 per share, reserved for issuance pursuant to awards under the Employee Share Purchase Plan (the “ESPP”)	457(h)	708,180	(6)	$19.00	(5)	$13,455,420	$147.60 per $1,000,000	$1,986.02

Equity	Ordinary Shares, nominal value $0.001551 per share, issuable under the 2021 Deferred Bonus Plan	457(h)	299,605	(7)	$19.00	(5)	$5,692,495	$147.60 per $1,000,000	$840.21

Equity	Ordinary Shares, nominal value $0.001551 per share, issuable under the 2022 Deferred Bonus Plan	457(h)	1,038,922	(8)	$19.00	(5)	$19,739,518	$147.60 per $1,000,000	$2,913.55

Equity	Ordinary Shares, nominal value $0.001551 per share, issuable under the Retention Long Term Incentive Plan (the “Retention LTIP”)	457(h)	1,614,960	(9)	$19.00	(5)	$30,684,240	$147.60 per $1,000,000	$4,528.99

Equity	Ordinary Shares, nominal value $0.001551 per share, issuable under the Long Term Incentive Plan (the “LTIP”)	457(h)	217,509	(10)	$19.00	(5)	$4,132,671	$147.60 per $1,000,000	$609.98

Total Offering Amounts							$210,970,167		$31,139.20

Total Fee Offsets(11)									N/A

Net Fee Due									$31,139.20

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional ordinary shares of Marex Group plc (the “Registrant”), nominal value $0.001551 per share (“ordinary shares”), that become issuable under Marex Group Limited 2007 Employee Share Purchase Plan (the “2007 ESPP”), Marex Group plc Global Omnibus Plan (the “Global Omnibus Plan”), Marex Group plc Employee Share Purchase Plan (the “ESPP”), Marex group plc 2021 Deferred Bonus Plan (the “2021 Deferred Bonus Plan”), Marex Group plc 2022 Deferred Bonus Plan (the “2022 Deferred Bonus Plan”), Marex Group plc Retention Long Term Incentive Plan (the “Retention LTIP”) and Marex Group plc Long Term Incentive Plan (the “LTIP”), by reason of any share dividend, share split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding ordinary shares, as applicable.

(2)	Represents 315,092 ordinary shares issuable upon the exercise of options to purchase ordinary shares outstanding under the 2007 ESPP as of the date of this Registration Statement.
(3)

Pursuant to Rule 457(h) under the Securities Act, there is no fee associated with the registration of ordinary shares issuable upon the exercise of options to purchase ordinary shares outstanding under the 2007 ESPP under this Registration Statement because the options will be exercised at zero cost.

(4)

Represents ordinary shares reserved for future issuance under the Global Omnibus Plan as of the date of this Registration Statement, which includes 142,709 ordinary shares reserved in respect of an award to Ian Lowitt. The number of ordinary shares reserved for issuance under the Global Omnibus Plan will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) five percent (5%) of the aggregate number of ordinary shares outstanding on the last day of the immediately preceding calendar year or (b) such smaller number of shares as determined by the Registrant’s board of directors.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the ordinary shares of $19.00 per share, as set forth in the Registrant’s Registration Statement on Form F-1 (File No. 333-278231), as amended (the “F-1 Registration Statement”), that was declared effective on April 24, 2024.

(6)

Represents ordinary shares reserved for future issuance under the ESPP. The number of shares reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) one percent (1%) of the aggregate number of ordinary shares outstanding on the last day of the immediately preceding calendar year or (b) such smaller number of ordinary shares as determined by the Registrant’s board of directors.

(7)	Represents 299,605 ordinary shares issuable upon settlement of the awards outstanding under the 2021 Deferred Bonus Plan as of the date of this Registration Statement.
(8)	Represents 1,038,922 ordinary shares issuable upon settlement of the awards under the 2022 Deferred Bonus Plan as of the date of this Registration Statement.
(9)	Represents 1,614,960 ordinary shares issuable upon settlement of the awards under the Retention LTIP as of the date of this Registration Statement.
(10)	Represents 217,509 ordinary shares issuable upon settlement of the awards under the LTIP as of the date of this Registration Statement.
(11)	The Registrant does not have any fee offsets.